                                                                    Exhibit 5A


                               RICHARD J. RUBIN

                               Attorney at Law
                                  Suite 508
                                1650 Broadway
                             New York, N.Y. 10019
                                   --------
                                (212) 581-6908
                              FAX (212) 581-6906

ALSO MEMBER OF DISTRICT
OF COLUMBIA BAR

                                                                August 8, 1996


Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Suite 415
Hallandale, Fl. 33009

RE: ADVANCED VIRAL RESEARCH CORP.

Gentlemen:

     I have acted as counsel to Advanced Viral Research Corp. a Delaware corporation ("the Company"), and certain Selling Security Holders (as defined in the Company's Registration Statement) in connection with the proposed issuance and sale of the following securities registered on a Form S-1
Registration Statement File No. 33-      (the "Registration Statement") filed
with the Securities Act of 1933, as amended (the "Act"):

     1. A total of 34,361,300 Shares of Common Stock, including 32,205,800 Shares Holders Common Stock Purchase Options, and 2,155,500 Shares.

In rendering the option expressed herein, I have examined the following documents and instruments:

     1. The Registration Statement, the exhibits filed or to be filed in connection therewith, and the form of Prospectus contained therein;

     2. The Company's Certificate of Incorporation, as amended, as certified by the Secretary of the State of Delaware;

     3. The Company's Bylaws; and

     4. The resolution adopted by the board of Directors of the Company authorizing the issuance and sale of the Company's securities pursuant to the terms contained in the Registration Statement.

     In addition, I have obtained from public officials and from officers of the Company certificates, agreements and assurances and examined originals or copies, identified to our satisfaction, such other certificates, agreements and other assurances as we considered necessary for the rendering of the opinion hereinafter expressed.

                               RICHARD J. RUBIN

                               Attorney at Law
                                  Suite 508
                                1650 Broadway
                             New York, N.Y. 10019
                                    ------
                                (212) 581-6908
                              FAX (212) 581-6906

ALSO MEMBER OF DISTRICT
OF COLUMBIA BAR


      I have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as I have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed. I have independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.

     Based on the foregoing, it is my opinion that:

     After the commission has declared the Registration Statement effective (such Registration Statement as is finally declared effective and the form of Prospectus contained therein being hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively) and when the applicable provisions of "Blue Sky" or other state securities laws shall have been applied with, the Company's securities covered by the Registration Statement, when issued and sold in accordance with the terms of the Registration Statement, upon receipt of payment therefor, will constitute legally issued securities of the Company's, fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to Registration Statement and to the reference of this law firm in Prospectus under the heading "Legal Matters". In giving this consent, I do not hereby admit that I am in the category of person whose consent is required under Section 7 of the Act of the rules and regulations of the Commission promulgated thereunder.


                                            Respectfully submitted,


                                            /s/ Richard J. Rubin
                                            --------------------
                                            Richard J. Rubin